As filed with the United States Securities and Exchange Commission on July 30, 2009

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
Registration Statement Under The Securities Act of 1933

UQM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	84-0579156 (I.R.S. Employer Identification No.)

7501 Miller Drive
Frederick, Colorado 80530
(303) 278-2002
(Address, including zip code and telephone number, including area code, of registrant's principal executive office)

Donald A. French, Treasurer
7501 Miller Drive
Frederick, Colorado 80530
(303) 278-2002
(Name, address, including zip code and telephone number, including area code, of agent for service)

With a copy to:
Garth B. Jensen, Esq.
Holme Roberts & Owen LLP
1700 Lincoln Street, Suite 4100
Denver, Colorado 80203
(303) 861-7000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.       [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.       [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.       [   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.       [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

                Large accelerated filer    [  ]                  Accelerated filer        [ X ]

                Non-accelerated filer      [  ]                  Smaller reporting company       [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)

Common Stock, par value $0.01 per share	15,000,000 shares	$2.44	$36,600,000	$2,043

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low prices of the registrant's common stock as reported on the NYSE Amex on July 24, 2009.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

PROSPECTUS SUBJECT TO COMPLETION, JULY 30, 2009

UQM Technologies, Inc.
15,000,000 Shares
Common Stock

From time to time, we may offer up to an aggregate of 15,000,000 shares of our common stock, either individually or in units. We will provide specific terms of these offerings and securities in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before buying any of the securities being offered.

The shares are being offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933. The offered shares may be sold from time to time at then prevailing market prices, prices relating to prevailing market prices, or negotiated prices. Such transactions may take place on the NYSE Amex, Chicago, Pacific, Berlin and Frankfurt stock exchanges, in the over-the-counter market, or otherwise.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" beginning on page 6 of this prospectus and any supplements to this prospectus.

Our common stock, par value $0.01 per share, trades on the NYSE Amex, Chicago, Pacific, Berlin and Frankfurt stock exchanges under the symbol "UQM." On July 28, 2009, the last reported sales price of our common stock on NYSE Amex was $3.58. As of July 28, 2009, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $94,564,454, based on 26,998,608 shares of outstanding common stock, of which approximately 26,414,652 are held by non-affiliates.

Investing in our common stock involves risks. See "Risk Factors" beginning on page 3.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______ __, 2009.

TABLE OF CONTENTS

                    Prospectus Summary

Risk Factors

Forward-Looking Statements

Use of Proceeds

Plan of Distribution

Where You Can Find More Information

Incorporation of Certain Documents by Reference

Legal Matters

Experts

You should rely only on the information and representations contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone to provide you with any information or representations different from that contained or incorporated by reference in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where such offers and sales are permitted. Neither the delivery of this prospectus, nor any sale made under this prospectus shall, under any circumstances, imply that the information in this prospectus is correct as of any date other than the date of this prospectus.

Prospectus Summary

TOC

This prospectus is part of a registration statement we filed on Form S-3 with the Securities and Exchange Commission, or SEC, using the "shelf" registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may from time to time offer and sell up to an aggregate of 15,000,000 shares of our common stock, in one or more offerings and at prices and on terms that we determine at the time of the offering.

Each time we offer and sell shares of our common stock pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus is superseded by the information in the prospectus supplement. You should read this prospectus, the applicable prospectus supplement and the additional information incorporated by reference in this prospectus described below under the heading "Where You Can Find More Information" before making an investment decision. THIS PROSPECTUS MAY NOT BE USED TO SELL SHARES OF OUR COMMON STOCK UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement on Form S-3 of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information."

You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any applicable prospectus supplement that we may authorize to be provided to you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference in this prospectus is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any offer or sale of our securities occurs. Our business, financial condition and results of operations may have changed since then.

The words "UQM," "we", "us" and "our" as used in this prospectus refer only to UQM technologies, Inc. and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

Our Company

UQM Technologies, Inc., ("UQM") is a developer and manufacturer of energy efficient, power dense, electric motors, generators and power electronic controllers. We were incorporated in the state of Colorado in 1967. Our primary focus is incorporating our advanced technology into products aimed at emerging markets for electrically propelled vehicles that are expected to experience rapid growth as well as selected existing commercial markets. We operate our business in two segments: (1) technology - which encompasses the further advancement and application of our proprietary motors, generators, power electronics and software; and (2) power products - which encompasses the manufacture of motors, generators, power electronic controllers and related products. Our $0.01 par value common stock trades on the NYSE Amex, Chicago, Pacific, Berlin and Frankfurt stock exchanges under the symbol "UQM."

The Company's revenue is derived from two principal sources: (1) funded contract research and development services performed for strategic partners, customers and the U.S. government directed toward either the advancement of our proprietary technology portfolio or the application of our proprietary technology to customers' products; and (2) the manufacture and sale of products engineered by us.

We have two principal operating companies: (1) UQM Technologies, Inc. which includes the Corporate Headquarters and Engineering and Product Development Center; and (2) wholly-owned subsidiary UQM Power Products, Inc. ("UQM Power") which is an ISO quality certified manufacturer of our products. Both operating companies are located in Frederick, Colorado.

We are located at 7501 Miller Drive, Frederick, Colorado 80530, and our telephone number is (303) 278-2002. Our Internet address is www.uqm.com. The information on our website is not incorporated by reference into this prospectus.

Risk Factors

TOC

You should carefully consider the risks described below before making an investment decision.  The risks and uncertainties described below are not the only ones we face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

This prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below and elsewhere in this prospectus.

Our business is subject to a number of risks and uncertainties, many of which are outside of our control.

We have incurred significant losses and may continue to do so.

We have incurred significant net losses as shown in the following tables:

	Fiscal Year Ended March 31,
	2009	2008	2007
Net Loss	$4,402,019	$4,586,105	$3,431,357

We have had accumulated deficits as follows:

June 30, 2009	$70,054,355
March 31, 2009	$69,425,239
March 31, 2008	$65,023,220

In the future we plan to make additional investments in product development and commercialization, which is likely to cause us to remain unprofitable.

Our operating losses and working capital requirements could consume our current cash balances.

Our net loss for the quarter ended June 30, 2009 was $629,116 versus a net loss for the comparable quarter last fiscal year of $999,715. At June 30, 2009, our cash and short-term investments totaled $4,477,576. Our net loss for the fiscal year ended March 31, 2009 was $4,402,019 versus a net loss for the fiscal year ended March 31, 2008 of $4,586,105. We expect our losses to continue for at least the next few years, and our operations could consume some or all of our cash balances. We are not certain that our existing cash resources will be sufficient to complete our business plan. Should our existing cash resources be insufficient, we may need to secure additional funding, which may not be available on terms acceptable to us, if at all.

A prolonged downturn in global economic conditions may materially adversely affect our business.

Our business and results of operations are affected by international, national and regional economic conditions. Financial markets in the United States, Europe and Asia have been experiencing extreme disruption in recent months, including, among other things, extreme volatility in security prices, severely diminished liquidity and credit availability, ratings downgrades of certain investments and declining values of others. The global economy has entered a recession. We are unable to predict the likely duration and severity of the current disruptions in financial markets, credit availability, and adverse economic conditions throughout the world. These economic developments affect businesses such as ours and those of our customers in a number of ways that could result in unfavorable consequences to us. Current economic conditions or a deepening economic downturn in the United States and elsewhere, including in the automobile industries, may cause our current or potential customers to delay or reduce purchases which could, in turn, result in reductions in sales of our products, materially and adversely affecting our results of operations and cash flows. Volatility and disruption of global financial markets could limit our customers' ability to obtain adequate financing to maintain operations and proceed with planned or new capital spending initiatives, leading to a reduction in sales volume that could materially and adversely affect our results of operations and cash flow. In addition, a decline in our customers' ability to pay as a result of the economic downturn may lead to increased difficulties in the collection of our accounts receivable, higher levels of reserves for doubtful accounts and write-offs of accounts receivable, and higher operating costs as a percentage of revenues.

Some of our contracts can be cancelled with little or no notice and could restrict our ability to commercialize our technology.

Some of our technology has been developed under government funding by United States government agencies. In some cases, government agencies in the United States can require us to obtain or produce components for our systems from sources located in the United States rather than foreign countries. Our contracts with government agencies are also subject to the risk of termination at the convenience of the contracting agency and in some cases grant "march-in" rights to the government. March-in rights are the right of the United States government or the applicable government agency, under limited circumstances, to exercise a non-exclusive, royalty-free, irrevocable worldwide license to any technology developed under contracts funded by the government to facilitate commercialization of technology developed with government funding. March-in rights can be exercised if we fail to commercialize the developed technology. The implementation of restrictions on our sourcing of components or the exercise of march-in rights by the government or an agency of the government could restrict our ability to commercialize our technology.

Some of our orders for the future delivery of products are placed under blanket purchase orders which may be cancelled by our customers at any time. The amount payable to the company, if any, upon cancellation by the customer varies by customer. Accordingly, we may not recognize as revenue all or any portion of the amount of outstanding order backlog we have reported.

We face intense competition in our motor development and may be unable to compete successfully.

In developing electric motors for use in vehicles and other applications, we face competition from very large domestic and international companies, including the world's largest automobile manufacturers. These companies have far greater resources to apply to research and development efforts than we have, and they may independently develop motors that are technologically more advanced than ours. These competitors also have much greater experience in and resources for marketing their products. In addition, the U.S. Government is expected to award substantial financial grants and loans under the recently enacted stimulus bill to companies engaged in the development and manufacture of energy efficient, low emission vehicles. To the extent that our competitors receive awards under the stimulus bill in amounts or proportions greater than we do, our ability to compete could be adversely impacted.

If we fail to develop and achieve market acceptance for our products, our business may not grow.

We believe our proprietary systems are suited for a wide-range of vehicle electrification applications. We currently expect to make substantial investments in human resources, manufacturing facilities and equipment, production and application engineering, among other things, to capitalize on the anticipated expansion in demand for products related to this market area. However, our experience in this market area is limited. Our sales in this area will depend in part on the market acceptance of and demand for our proprietary propulsion systems and related future products. We are not certain that we will be able to introduce or market our products, develop other new products or product enhancements in a timely or cost-effective manner or that our products will achieve market acceptance.

If we are unable to protect our patents and other proprietary technology, we will be unable to prevent third parties from using our technology, which would impair our competitiveness and ability to commercialize our products. In addition, the cost of enforcing our proprietary rights may be expensive and result in increased losses.

Our ability to compete effectively against other companies in our industry will depend, in part, on our ability to protect our proprietary technology. Although we have attempted to safeguard and maintain our proprietary rights, we do not know whether we have been or will be successful in doing so. We have historically pursued patent protection in a limited number of foreign countries where we believe significant markets for our products exist or where potentially significant competitors have operations. It is possible that a substantial market could develop in a country where we have not received patent protection and under such circumstances our proprietary products would not be afforded legal protection in these markets. Further, our competitors may independently develop or patent technologies that are substantially equivalent or superior to ours. We cannot assure that additional patents will be issued to us or, if they are issued, as to the scope of their protection. Patents granted may not provide meaningful protection from competitors. Even if a competitor's products were to infringe patents owned by us, it would be costly for us to pursue our rights in an enforcement action, it would divert funds and resources which otherwise could be used in our operations and we cannot assure that we would be successful in enforcing our intellectual property rights. In addition, effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country where we may operate or sell our products in the future. If third parties assert technology infringement claims against us, the defense of the claims could involve significant legal costs and require our management to divert time and attention from our business operations. If we are unsuccessful in defending any claims of infringement, we may be forced to obtain licenses or to pay royalties to continue to use our technology. We may not be able to obtain any necessary licenses on commercially reasonable terms or at all. If we fail to obtain necessary licenses or other rights, or if these licenses are costly, our results of operations may suffer either from reductions in revenues through our inability to serve customers or from increases in costs to license third-party technologies.

Use of our motors in vehicles could subject us to product liability claims, and product liability insurance claims could cause an increase in our insurance rates or could exceed our insurance limits, which could impair our financial condition, results of operations and liquidity.

Because most of our motors are designed for use in vehicles, and because vehicle accidents can cause injury to persons and property, we are subject to a risk of claims for product liability. We carry product liability insurance of $10 million covering most of our products. If we were to experience a large insured loss, it might exceed our coverage limits, or our insurance carriers could decline to further cover us or raise our insurance rates to unacceptable levels, any of which could impair our financial position and results of operations.

The unpredictability and fluctuation of our quarterly results may adversely affect the trading price of our common stock.

Our revenues and results of operations have varied in the past, and may vary in the future, from quarter to quarter due to a number of factors, many of which are outside of our control and any of which may cause our stock price to fluctuate. The primary factors that may affect us include the following:

  the timing and size of sales of our products and services;

  loss of customers or the ability to attract new customers;

  changes in our pricing policies or the pricing policies of our competitors;

  increases in sales and marketing, product development or administration expenses;

  costs related to acquisitions of technology or businesses;

  our ability to attain and maintain quality levels for our products; and

  general economic factors.

Future or anticipated sales of our stock may impact its market price.

Sales of substantial numbers of shares of our common stock in the public market, or the perception that significant sales are likely, could adversely affect the market price of our common stock. The number of shares of common stock covered by this prospectus is equal to approximately 55.6% of the outstanding shares of our common stock as of July 28, 2009. We cannot predict the effect that market sales of such a large number of shares would have on the market price of our common stock. Moreover, actual or anticipated downward pressure on the market price of our common stock due to actual or anticipated sales of our common stock could cause some institutions or individuals to engage in short sales of our common stock, which may itself cause the market price of our common stock to decline.

Forward-Looking Statements

TOC

This prospectus contains or incorporates by reference forward looking statements and information that are based on the beliefs of management as well as assumptions made by and information currently available to us. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. When used in this prospectus, the words "anticipate", "believe", "plan", "estimate", "may", "will", "intend" and "expect" and similar expressions, as they relate to us or our management, are intended to identify forward looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions.

Important risk factors that could cause actual results to differ from those contained in the forward-looking statements are listed above under "Risk Factors."

Use of Proceeds

TOC

Except as otherwise may be described in the applicable prospectus supplement accompanying this prospectus, we expect to add substantially all of the net proceeds from the sale of the offered primary shares to our general funds. These funds will be used for general corporate purposes, including capital expenditures, repayment of long term and short term debt, working capital and the financing of future acquisitions. We may also invest funds which are not required immediately in short-term, investment grade securities.

Plan of Distribution

TOC

We may sell the shares on the NYSE Amex, Chicago, Pacific, Berlin or Frankfurt stock exchanges, or in the over-the-counter market or quotation service or otherwise, at a fixed offering price, which may be changed, at then prevailing market prices, prices relating to prevailing market prices, or negotiated prices.

We may sell the shares from time to time through agents to the public or to investors, pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities through underwriters or dealers, through agents, directly to one or more purchasers, or any combination of the above. We may distribute securities from time to time in one or more transactions:

  to broker-dealers acting as principals;

  through broker-dealers acting as agents;

  in block trades;

  in agency placements;

  in exchange distributions;

  in brokerage transactions;

  through crosses in which the same broker acts as an agent on both sides of the trade;

  in privately negotiated transactions;

  in transactions other than on exchanges or services;

  through the writing of options, whether the options are listed on an option exchange or otherwise;

  in connection with the writing of non-traded and exchange-traded call options or put options, in hedge transactions and in settlement of other transactions in standardized over-the-counter options; and

  by any other method permitted pursuant to applicable law.

To the extent required, we will amend or supplement this prospectus from time to time to describe a specific plan of distribution. The purchasers of the shares may pay compensation in the form of discounts, concessions or commissions to broker-dealers or others who act as agents or principals or both. The amounts of compensation may be negotiated at the time and may be in excess of customary commissions. Broker-dealers and any other persons participating in a distribution of the shares may be underwriters as that term is defined in the Securities Act, and any discounts, concessions or commissions may be underwriting discounts or commissions under the Securities Act.

The number of the shares being offered and the terms of the offering, the names of any agents, brokers or dealers and any commission with respect to a particular offer will be set forth in a prospectus supplement. Some of the agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We will bear all costs, expenses and fees in connection with the registration of the shares covered by this prospectus.

We cannot assure you that we will sell any or all of the shares covered by this prospectus.

Where You Can Find More Information

TOC

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and the Securities Act of 1933. You may read and copy this information or obtain copies of this information by mail from the following location at the SEC:

Public Reference Room
100 F. Street, N.E.
Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like UQM, that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

Incorporation of Certain Documents by Reference

TOC

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC and that are not included in or delivered with this document. They contain important information about our company and its financial condition.

  Annual Report on Form 10-K for the year ended March 31, 2009.

  Quarterly report on Form 10-Q for the quarter ended June 30, 2009.

  Definitive Proxy Statement on Schedule 14A filed with the SEC on June 30, 2009 for the Annual Meeting of Shareholders to be held on August 11, 2009.

  The description of our common stock contained in our Registration Statement on Form 8-A (file no. 0-9146), as amended.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part of this prospectus from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the documents incorporated by reference in this document from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Donald A. French, Chief Financial Officer
UQM Technologies, Inc.
7501 Miller Drive
Frederick, Colorado 80530
(303) 278-2002

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

Legal Matters

TOC

Certain legal matters with respect to the legality of the shares of UQM common stock offered by this prospectus will be passed on for us by Holme Roberts & Owen LLP, Denver, Colorado.

Experts

TOC

The consolidated financial statements and the effectiveness of internal controls over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in giving said report.

UQM Technologies, Inc.
7501 Miller Drive
Frederick, Colorado 80530
(303) 278-2002

PROSPECTUS

15,000,000 Shares

Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the aggregate estimated expenses currently anticipated to be payable by the Registrant in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions. The Registrant will bear all of such expenses. All the amounts shown are estimates, except the SEC registration fee.
SEC registration fee	$2,043
Fees and expenses of accountants	5,000
Fees and expenses of counsel to the Registrant	10,000
Printing and engraving	500
Miscellaneous	1,457

Total	$19,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article VI of the Bylaws of the Company provides for the indemnification by the Company of each director, officer, employee or agent of the Company and its subsidiaries in connection with any claim, action, suit or proceeding brought or threatened by reason of his position with the Company or any of its subsidiaries, provided that the indemnified party acted in good faith and in a manner he believed to be in the Company's best interest. In addition, Article XI of the Company's Articles of Incorporation provides that to the fullest extent permitted by the Colorado Corporation Code, as the same exists or hereafter shall be amended, a director of the Company shall not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director.

Section 7-109-102 of the Colorado Business Corporation Act permits indemnification of a director of a Colorado corporation, in the case of a third party action, if the director (a) conducted himself or herself in good faith, (b) reasonably believed that (i) in the case of conduct in his or her official capacity, his or her conduct was in the corporation's best interest, or (ii) in all other cases, his or her conduct was not opposed to the corporation's best interest, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Section 7-109-103 further provides for mandatory indemnification of directors and officers who are successful on the merits or otherwise in litigation.

The Act limits the indemnification that a corporation may provide to its directors in two key respects. A corporation may not indemnify a director in a derivative action in which the director is held liable to the corporation, or in any proceeding in which the director is held liable on the basis of his improper receipt of a personal benefit. The Act permits a corporation to indemnify and advance litigation expenses to officers, employees and agents who are not directors to a greater extent than directors if consistent with law and provided for by the articles of incorporation, the bylaws, a resolution of directors or shareholders, or a contract between the corporation and the officer, employee or agent.

ITEM 16. EXHIBITS.
Exhibit No.	Description
5.1	Opinion of Holme Roberts & Owen LLP.
23.1	Consent of Grant Thornton LLP.
23.2	The consent of Holme Roberts & Owen LLP is included in Exhibit 5.1.

ITEM 17. UNDERTAKINGS.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that

paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by UQM pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frederick, State of Colorado, on the 30th day of July, 2009.

UQM TECHNOLOGIES, INC.
Date: July 30, 2009	By /s/ Donald A. French
Donald A. French
Treasurer, Secretary and
Chief Financial Officer

Power of Attorney

Each person whose signature appears below does hereby make, constitute and appoint William G. Rankin and Donald A. French, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution to execute, deliver and file with the Securities and Exchange Commission, for and on his behalf, and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement with all exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signatures	Title	Date
/s/ William G. Rankin William G. Rankin	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	July 28, 2009
/s/ Donald A. French Donald A. French	Director, Treasurer, Secretary and Chief Financial Officer (Principal Financial and Accounting Officer)	July 28, 2009
/s/ Jerome H. Granrud Jerome H. Granrud	Director	July 28, 2009
/s/ Stephen J. Roy Stephen J. Roy	Director	July 28, 2009
/s/ Joseph P. Sellinger Joseph P. Sellinger	Director	July 28, 2009
/s/ Donald W. Vanlandingham Donald W. Vanlandingham	Director	July 28, 2009